UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 26, 2019

CERECOR INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)
001-37590		45-0705648
(Commission File Number)		(I.R.S. Employer Identification Number)

540 Gaither Road, Suite 400, Rockville, Maryland 20850 (Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (410) 522-8707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	CERC	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on March 27, 2019, Cerecor Inc. (the “Company”) notified Nasdaq that the Company was no longer in compliance with Nasdaq Listing Rule 5605(b)(1), which requires the Company’s Board of Directors (the “Board”) be comprised of a majority of independent directors. On March 28, 2019, Nasdaq issued a letter to the Company confirming the Company’s noncompliance with the majority independence requirements of Nasdaq Listing Rule 5605(b)(1) and the cure period by which the Company must regain compliance under Nasdaq Listing Rule 5605(b)(1)(A), which would have expired on September 23, 2019.

On September 18, 2019, the Board evaluated the independence of current director Steven J. Boyd and affirmatively determined that he has the ability to exercise independent judgment in carrying out his responsibilities as a director of the Company and therefore he has the requisite independence from the management of the Company to be considered an independent director under Nasdaq Listing Rule 5605(a)(2). Following this determination by the Board, the Company has four independent directors and three non-independent directors, under Nasdaq Listing Rules.

On September 19, 2019, the Company was notified by Nasdaq that it is now in compliance with the requirements for continued listing on the Nasdaq Capital Market.

2

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERECOR INC.

Date: September 19, 2019	/s/ Joseph M. Miller
Joseph M. Miller
Chief Financial Officer

3